Compass Pathways Board Chair and Co-Founder George Goldsmith and Co-Founder Ekaterina Malievskaia Step Down from Board of Directors

David Norton Assumes Role of Interim Board Chair while the Company Runs a Global Search for a New Chair

London – March 28, 2024

Compass Pathways plc (Nasdaq: CMPS) (“Compass”), a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health, today announced that Board Chair and co-founder George Goldsmith and fellow co-founder Ekaterina Malievskaia have resigned their seats on the company’s board of directors, effective March 29, 2024.

David Norton, lead independent director on the Compass board of directors, will become interim chair. Compass is running a global search for a permanent board chair, focused on recruiting a leader with a strong background in the biotechnology sector and broad strategic experience across the product lifecycle.

“When we started Compass eight years ago, we could not have imagined how the company would grow and mature,” said George Goldsmith, outgoing board chair of Compass Pathways. “The company is on a strong, positive trajectory to develop psilocybin treatment under Kabir Nath’s principled leadership. My commitment to transforming mental health care is unwavering. It is time to turn my attention to the next phase of making this vision a reality for patients, providers and health systems independent of any particular treatment modality.”

“Everyone has a story, and too often this story includes the shortcomings of existing treatments and the pain and frustration of navigating the system,” said Ekaterina Malievskaia. “I step down from the board convinced that the company is in good hands and on the right track financially, in its programs, and in preparation for a potential commercial launch to bring treatments to those in need. Innovation in mental health care remains as important to me as it was ten years ago, and I plan to continue to apply my experience and knowledge to the field.”

“George and Katya leave an enduring legacy at Compass Pathways and across the field of mental health care,” said David Norton. “Their leadership and compassion for people living with difficult-to-treat mental health conditions, their commitment to rigor and evidence, and their focus on ensuring broad and equitable access to innovation in mental health have moved us closer to achieving the vision they set when they launched the company: a world of mental wellbeing. Thanks to their leadership, Compass is in a strong position as it continues to execute its phase 3 program in treatment-resistant depression. We wish them all the best as they move into the next phase of their careers and continue their efforts to transform mental health care.”

George and Ekaterina co-founded Compass Pathways in 2016. George served as Chief Executive Officer of the company from its founding until August 1, 2022, when Kabir Nath assumed the role. Ekaterina served as Chief Innovation Officer until she stepped down from her executive role in June 2023. This transition is a natural evolution as Compass has matured as a public company and progresses through late-stage clinical development and into commercial preparations.

Key accomplishments of their tenure at the company and on the board include:

•Building a mission driven, multi-disciplinary team of people committed to changing the patient experience of mental health care

•Achieving Breakthrough Therapy Designation from the US Food and Drug Administration and Innovative Licensing and Access Pathway designation in the UK for COMP360, Compass’s proprietary formulation of synthetic psilocybin, in treatment-resistant depression (TRD)
•The design, launch and completion of the largest study of psilocybin ever conducted, the results of which were published in the New England Journal of Medicine and laid the groundwork for the company’s phase 3 program in TRD
•Several rounds of successful financing, including a successful initial public offering on NASDAQ in September 2020
•The establishment of key partnerships, including the Centre for Mental Health Research and Innovation in collaboration with King’s College London (KCL) and the South London and Maudsley NHS Foundation Trust

David Norton is a former Company Group Chairman of Global Pharmaceuticals for Johnson & Johnson. He began his career with J&J in 1979 and held several positions across the company, including Company Group Chairman, Worldwide Commercial and Operations for the CNS/internal medicine franchise, Company Group Chairman for the pharmaceutical businesses in Europe, the Middle East and Africa, and Company Group Chairman for the pharmaceutical businesses in North America. He has been a member of the Compass board of directors since 2018, serving as lead independent director. He also serves on the board of directors of Forepont Capital.

About Compass Pathways
Compass Pathways plc (Nasdaq: CMPS) is a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. Our focus is on improving the lives of those who are living with mental health challenges and who are not helped by current treatments. We are pioneering the development of a new model of psilocybin treatment, in which our proprietary formulation of synthetic psilocybin, COMP360, is administered in conjunction with psychological support. COMP360 has been designated a Breakthrough Therapy by the U.S. Food and Drug Administration (FDA) and has received Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD).

We have commenced a phase 3 clinical program of COMP360 psilocybin treatment in TRD, the largest randomized, controlled, double-blind psilocybin treatment clinical program ever conducted. Previously, we completed a phase 2b study with top line data showing a statistically significant (p<0.001) and clinically relevant improvement in depressive symptom severity after three weeks for patients who received a single high dose of COMP360 psilocybin with psychological support. We are also conducting phase 2 clinical studies of COMP360 psilocybin treatment for post-traumatic stress disorder (PTSD) and anorexia nervosa.

Compass is headquartered in London, UK, with offices in New York and San Francisco in the United States. Our vision is a world of mental wellbeing. www.compasspathways.com

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “will”, “may”, “might”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, Compass’s expectations regarding its plans for a new board chair and Compass’s expectations regarding its pivotal phase 3 program or other trials to support regulatory filings and approvals. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Compass’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.
These risks, uncertainties, and other factors include, among others: market risks and other market conditions; the timing and outcome of the Company’s search for a new board chair; clinical development is lengthy and expensive process with uncertain outcomes, and therefore our clinical trials may be delayed or terminated and may be more costly than expected; we will require substantial additional funding to achieve our business goals and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts; our efforts to obtain marketing approval from the applicable regulatory authorities in any jurisdiction for COMP360 or any future product candidates may be unsuccessful; establishing, maintaining, defending and enforcing our patents and other intellectual property rights covering our investigational COMP360 psilocybin treatment may be challenging and costly and our efforts to protect our patents and other intellectual property rights may be unsuccessful; our efforts to commercialize and to obtain coverage and reimbursement for our investigational COMP360 psilocybin treatment, if approved, may be unsuccessful; our ability to successfully manage leadership changes; economic and geopolitical uncertainties and those risks and uncertainties described under the heading “Risk Factors” in Compass’s most recent annual report on Form 10-K or quarterly report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov . Except as required by law, Compass disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Compass’s current expectations and speak only as of the date hereof.